Exhibit 99.1

Biotricity to Report Record Revenue Results for Fiscal 2021

Wed, April 14, 2021, 8:00 AM·6 min read

Unaudited Financial Results Include Revenue Growth of 133%

REDWOOD CITY, CA / ACCESSWIRE / April 14, 2021 / Biotricity, Inc. (OTCQB:BTCY) (“Biotricity” or the “Company”), a medical diagnostic and consumer healthcare technology company, is pleased to announce another record year in its revenue growth based on its unaudited, preliminary financial results for its fiscal year ended March 31, 2021. Full audited financial results will be filed with the SEC on EDGAR prior to June 14, 2021.

For fiscal 2021, management is reporting the following unaudited highlights:

●	Gross revenues of $3.3 million (USD) - a 133% increase, or 2.33 times compared to prior year

●	Fourth quarter 2021 year-over-year quarterly revenue increase of 203%, or 2.76 times

●	Gross margins and cash-based expenses expected to be in line with prior quarters.

“We are very proud of what we have been able to achieve in fiscal 2021, despite the obvious headwinds presented by the pandemic. We look forward to continuing our strong growth momentum in the rest of this year and beyond,” stated Waqaas Al-Siddiq, Founder and CEO of Biotricity. “We achieved significant revenue growth despite the lower clinic activity associated with cardiac diagnostics due to seasonal and Covid-affected medical clinic activity in December and January.

“Just as important, the non-GAAP financial measures management uses to monitor sales activity is technology fees associated with device utilization. Biotricity had revenues of over $580,000 in technology fees and device sales in the month of March 2021 - our highest month ever in the history of the Company for this forward-leading indicator. This translates to a revenue runrate of approximately $7 million for the next twelve months, not taking into consideration the growth we expect to achieve from here. We believe we are well positioned to continue our growth momentum and expect to benefit with the re-opening of businesses. “Our sequential quarterly growth continues to demonstrate the importance of our technology and the value of our recurring revenue business model. We offer our cardiologist customers state-of-the art technology they can use to help improve patient care. We are on track to continue our strong sequential and year over year growth throughout fiscal 2022.”

The Company expects to report its final financial results for the fourth quarter and full fiscal year 2021 in June.

About Biotricity Inc.

Biotricity is reforming the healthcare market by bridging the gap in remote monitoring and chronic care management. Doctors and patients trust Biotricity’s unparalleled standard for preventive & personal care, including diagnostic and post-diagnostic products for chronic conditions. The company develops comprehensive remote health monitoring solutions for the medical and consumer markets. To learn more, visit www.biotricity.com.

Important Cautions Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements, including but not limited to the Company’s guidance with respect to its fiscal year ended financial results and its financial expectations for future quarters. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek,” “project,” or “goal” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements may include, without limitation, statements regarding (i) the plans, objectives and goals of management for future operations, including plans, objectives or goals relating to the design, development and commercialization of Bioflux or any of the Company’s other proposed products or services, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company’s future financial performance, (iv) the regulatory regime in which the Company operates or intends to operate and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company’s inability to obtain additional financing, the significant length of time and resources associated with the development of its products and related insufficient cash flows and resulting illiquidity, the Company’s inability to expand the Company’s business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and the Company’s failure to implement the Company’s business plans or strategies. These and other factors are identified and described in more detail in the Company’s filings with the SEC. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

Certain Non-GAAP Information

This release contains certain financial information not derived in accordance with the United States (“U.S.”) generally accepted accounting principles (“GAAP”). These items include device utilization, technology fees and device sales, and revenue runrate. The Company believes that the presentation of device utilization, technology fees and device sales, and revenue runrate, which are not calculated in accordance with GAAP, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provide meaningful supplemental information to both management and investors that is indicative of the Company’s core operations. The Company considers these metrics useful to investors because they provide greater transparency into management’s view and assessment of the Company’s ongoing operating performance by removing items management believes are not representative of our continuing operations and that may distort our longer-term operating trends. We believe these measures are useful and enhance the comparability of our results from period to period and with our competitors, as well as show ongoing results from operations distinct from items that are infrequent or not associated with the Company’s core operations. The Company does not, nor does it suggest investors should, consider such non-GAAP financial measures as superior to, in isolation from, or as a substitute for, GAAP financial information. The Company has provided the following reconciliation of this additional information to the most comparable GAAP revenue recognition measure, as follows:

For the month ended March 31, 2021:

Device Utilization technology fees and device sales *	$580,000
Add: Technology fees for utilization started in prior months, completed in March 2021	153,195
Less: Technology fees for devices usage started but not completed in March 2021	(233,062)
March 2021 Revenue	$500,133
*Revenue runrate (annual) based on device utilization, technology fees and device sales	$6.96 million

Contacts:

Investor Relations:

Biotricity Inc.

1-800-590-4155

investors@biotricity.com

Todd Kehrli or Mark Forney

MKR Investor Relations, Inc.

btcy@mkr-group.com

SOURCE: Biotricity, Inc.

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